SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2016 (October 20, 2016)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

16000 N. 80th Street, Suite E

Scottsdale, AZ 85260

Tel. (480) 371-1100

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

Item 7.01. Regulation FD Disclosure.

Investor Presentation

On October 20, 2016, Mix 1 Life, Inc. (the “Company”) announced a private offering of the Company’s common stock and warrants for the purpose of raising up to 2.625 million dollars ($2,625,000). The securities offered will not be offered or registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

We are attaching our 2016 Investor Presentation (the "Investor Presentation") to this report as Exhibit 99.3. The Investor Presentation is also available on the Company's website at www.mix1life.com.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained above in this report (including the Investor Presentation) shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Investor Presentation be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “anticipate”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.3	Investor Presentation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: October 25, 2016	By:	/s/ Jerry Dellaportas
Jerry Dellaportas
Chief Executive Officer

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